UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

Motricity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
601 108th Avenue Northeast
Suite 900
Bellevue, WA 98004

(Address of Principal Executive Offices, including Zip Code)
(425) 957-6200
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information
Motricity, Inc. (the "Company") is filing this Current Report on Form 8-K to update the historical consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the "2011 Form 10-K"), which was filed with the Securities and Exchange Commission (the "SEC") on March 13, 2012, in order to present the results of our operations in India and the Asia Pacific region as well as of our subsidiaries in France and the Netherlands as discontinued operations on a retrospective basis for the years ended December 31, 2011, 2010 and 2009. The information contained in this Current Report on Form 8-K is not an amendment to or restatement of the 2011 Form 10-K.
As previously disclosed in our Quarterly Report on Form 10-Q for the period ended March 31, 2012, which was filed with the SEC on May 10, 2012, (the "First Quarter Form 10-Q"), in the first quarter of 2012, we commenced the exit of our operations in India, the Asia Pacific region, France and the Netherlands. Beginning during the first quarter of 2012, all of the operations related to these regions, as well as any resulting gain or loss recognized from the exit activity, will be reported as discontinued operations in our consolidated financial statements. Accordingly, we have recast certain information in our 2011 Form 10-K to reflect the results of operations related to these regions as discontinued operations.
Further, because we, as a result of the discontinued operations described above, have recast the financial statements included in our 2011 Form 10-K, we have included a new separate consolidated statement of comprehensive loss to reflect the retrospective effect of our adoption of the updated guidance issued by the Financial Accounting Standards Board ("FASB") in June 2011 ("ASU 2011-05"). Under the amended guidance, an entity is no longer allowed to present the components of other comprehensive income (loss) in the statement of stockholders' equity. Instead, an entity has the option to present comprehensive income (loss) in either one continuous statement or two consecutive financial statements. We have elected to present comprehensive income (loss) in two consecutive statements.
The change in presentation due to the discontinued operations and the application of ASU 2011-05 affects only the following items of the 2011 Form 10-K, which are attached hereto in Exhibits 99.1, 99.2 and 99.3, respectively:
*Part II, Item 6 - Selected Financial Data
*Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations
*Part II, Item 8 - Consolidated Financial Statements and Supplemental Information

All other information in the 2011 Form 10-K remains unchanged, except as described above. This Current Report on Form 8-K does not modify or update the disclosures contained in the 2011 Form 10-K in any way, nor does it reflect any subsequent information, activities or events, other than as required to reflect the discontinued operations and implementation of ASU 2011-05 described above. Without limitation to the foregoing, this Current Report on Form 8-K does not purport to update Management's Discussion and Analysis of Financial Condition and Results of Operations included in the 2011 Form 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or known to management. More current information is included in our First Quarter Form 10-Q, in which we accounted for the discontinued operations and implementation of ASU 2011-05. This Current Report on Form 8-K should be read in conjunction with the 2011 Form 10-K (except for Items 6, 7, and 8) and our First Quarter Form 10-Q. Unaffected items of our 2011 Form 10-K have not been repeated in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

23.1	Consent of Grant Thornton LLP*
23.2	Consent of PricewaterhouseCoopers LLP*
99.1	Selected Financial Data (revised to present operations related to India, the Asia Pacific region, our France subsidiary and our Netherlands subsidiary as discontinued operations)*
99.2
Management’s Discussion and Analysis of Financial Condition and Results of Operations (revised to present operations related to India, the Asia Pacific region, our France subsidiary and our Netherlands subsidiary as discontinued operations)*

99.3
Consolidated Financial Statements as of December 31, 2011 and 2010 and for the three years ended December 31, 2011, 2010 and 2009 (revised to present operations related to India, the Asia Pacific region, our France subsidiary and our Netherlands subsidiary as discontinued operations)*

101.INS	XBRL Instance Document**
101.SCH	XBRL Taxonomy Extension Schema Document**
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**
101.LAB	Taxonomy Extension Label Linkbase Document**
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document**
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**

* Filed herewith.
** Users of this data are advised that, pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Securities Exchange Act of 1934, and are otherwise not subject to liability under these sections.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC.
(Registrant)

May 24, 2012	By:	/s/ James R. Smith, Jr.
(Date)		James R. Smith, Jr.
Interim Chief Executive Officer